EXHIBIT 10.38

THIS WARRANTAND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, ANDMAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase
75 000 shares	Warrant Number 2012 – 48

Common Stock Purchase Warrant
of
The Guitammer Company

THIS CERTIFIES that John Robison, or any subsequent permitted holder hereof (“Holder”) has the right to purchase from The Guitammer Company, a NevadaCorporation(the “Company”), up to Seventy Five Thousand fully paid and nonassessable shares, of the Company's common stock, $0.001par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term of this Warrant (as defined below).

Holder agrees with the Company that this Warrant to purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.             Date of Issuance and Term.

This Warrant shall be deemed to be issued on August 1, 2012 (“Date of Issuance”).  The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., Eastern Time, on the date that is two (2) years after the Date of Issuance (the “Term”).  This Warrantisissued in consideration of (i)the conversion of the $42,500 principal balance of a promissory note of the Company’s wholly owned subsidiary, The Guitammer Company, an Ohio corporation (“Guitammer-Ohio”), payableto John Robison,into 170,000 shares of Common Stock of the Company at a conversion price of $0.25per share, (ii) the exchange and cancellation of that certain outstanding Warrant No. JR-111 dated July 10, 2010 to purchase 50,000 shares of common stock of Guitammer-Ohio and (iii)the exchange and cancellation of that certain outstanding Warrant No. JR-112 dated July 10, 2010 to purchase 25,000 shares of common stock of Guitammer-Ohio.

2.             Exercise.

(a) Manner of Exercise. During the Term, this Warrant may be Exercised as to all or any lesser number of full shares of Common Stock covered hereby (the “Warrant Shares” or the “Shares”) upon surrender of this Warrant, with the Notice of Exercise Form attached hereto as Schedule 1 (the “Notice of Exercise”) duly completed and executed, together with the full Exercise Price (as defined below, which may be satisfied by a Cash Exercise (defined below) for each share of Common Stock as to which this Warrant is Exercised, at the office of the Company, Attn: Secretary; The Guitammer Company, P.O. Box 82, Westerville, Ohio 43086, Phone: (614) 898-9370, Fax: (815) 346-9532 or at such other location as the Company may then be located or such other office or agency as the Company may designate in writing, by overnight mail, by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise” of this Warrant).

(b)  Date of Exercise.  The “Date of Exercise” of the Warrant shall be defined as the date that a copy of the Notice of Exercise form attached hereto as Schedule 1, completed and executed, is sent by facsimile to the Company or its transfer agent (including but not limited to a scanned “PDF” file which is delivered as an attachment to an e-mail to the Company or transfer agent), provided that the original Warrant and Notice of Exercise form are received by the Company and the Exercise Price is satisfied, each as soon as practicable thereafter.  Alternatively, the Date of Exercise shall be defined as the date the original Notice of Exercise form is received by the Company, if Holder has not sent advance notice by facsimile or email.  Upon delivery of the Notice of Exercise form to the Company by facsimile or otherwise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.  The Company shall deliver any objection to any Notice of Exercise within five (5) Business Days (defined below) of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of Westerville, Ohio are authorized or required by law or executive order to remain closed.

(c)  Delivery of Common Stock Upon Exercise.  Within ten (10) Business Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant (if required) and payment of the aggregate Exercise Price (the “Warrant Shares Delivery Deadline”), the Company shall issue and deliver (or cause its transfer agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant exercised as shall be determined in accordance herewith.  Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary action, which shall not include obtaining and delivering an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise, which action shall be the sole responsibility of Holder. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Holder, in the event the Exercise Shares are eligible to be issued without legend pursuant to Rule 144 under the Securities Act of 1933, as amended (the “1933 Act” or the “Securities Act”) in the reasonable determination of the Company’s counsel (as described below), the Exercise Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Exercise Shares if the Unrestricted Conditions (as defined below) are met, and the Holder has supplied the Company with an opinion of counsel as to such fact, acceptable to the Company, which acceptance shall not be unreasonably withheld.

(d)  Legends.

(i) Restrictive Legend. The Holder understands that (a) the Warrant and, (b) until such time as Exercise Shares have been registered under the 1933 Act, if ever, or, may be sold pursuant to Rule 144 under the 1933 Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

         “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

(ii) Removal of Restrictive Legends.  Certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(d)(i)): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any valid and applicable sale of such Exercise Shares pursuant to Rule 144, which determination shall be made in the sole determination of the Company’s counsel, provided that the Company may request an opinion from Holder as to the applicability of such rule, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”), which determination shall be made in the sole determination of the Company’s counsel (collectively, the “Unrestricted Conditions”). If the Unrestricted Conditions are met at the time of issuance or resale of Exercise Shares, then such Exercise Shares shall be issued free of all legends.

(iii) Sale of Unlegended Shares.  Holder agrees that the removal of the restrictive legend from certificates representing Securities as set forth in Section 2(d)(i) above is predicated upon the Company’s reliance that the Holder will sell any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(e) Cancellation of Warrant.  This Warrant shall be canceled upon the full Exercise of this Warrant, and, on or before the Warrant Shares Delivery Deadline, Holder shall be entitled to receive Common Stock for the number of Shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(f)  Holder of Record.  Each person in whose name any Warrant for Shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such Shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant.  Nothing in this Warrant shall be construed as conferring upon Holder prior to the Date of Exercise any rights as a stockholder of the Company.

(g)  Surrender of Warrant Upon Exercise; Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon Exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender the original Warrant Certificate to the Company unless all of this Warrant is Exercised, in which case such Holder shall deliver the original Warrant being Exercised to the Company promptly following the Date of Exercise at issue.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the amount of this Warrant that is so exercised and the dates of such Exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this original Warrant upon each such Exercise.  In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

3.            Payment of Warrant Exercise Price.

The Exercise Price (“Exercise Price”) shall initially equal $0.25 per Share (the “Initial Exercise Price”), subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.  Payment of the Exercise Price may be made in cash or by bank or cashiers check or wire transfer (a “Cash Exercise”).

4.            Transfer and Registration.

Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed along with the Assignment form attached hereto as Schedule 2.  This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

5.            Adjustments; Additional Adjustments; Purchase Rights.

(a)  Recapitalization or Reclassification.  If the Company shall at any time prior to end of the Term, effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased.  The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(a).

(b)  Exercise Price Adjusted.  As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection.  No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.

(c)  Adjustments: Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(d)  Subdivision or Combination of Common Stock.  If the Company at any time prior to the end of the Term subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares represented by this Warrant shall proportionally increase.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares represented by this Warrant shall proportionally decrease.

(e)  Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company (a “Voluntary Adjustment”).

(f)  Adjustment to Number of Shares.  In the event of any adjustment to the Exercise Price prior to the expiration of the Term of this Warrant,pursuant to the terms of this Warrant, including but not limited to any Voluntary Adjustment, the number of Warrant Shares issuable upon Exercise of this Warrant shall be adjusted such that the aggregate Exercise Price payable in a full Cash Exercise hereunder, after taking into account the adjustment in the Exercise Price, shall be equal to the aggregate Exercise Price payable in a full Cash Exercise prior to such adjustment.

(g)  Notice of Adjustments; Notice Failure Adjustment.  Whenever the Exercise Price is required to be adjusted pursuant to the terms of this Warrant, the Company shall within five (5) Business Days mail to the Holder a notice (a “Exercise Price Adjustment Notice”) setting forth the new Exercise Price and specifying the new number of shares into which the Warrant is convertible after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant, following delivery of the original Warrant to the Company for exchange.  For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(g), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holders are entitled to receive an Exercise Price and a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise.

6.             Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock.  If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next closest number of whole shares.

7.             Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) equal to 100% (the “Minimum Warrant Share Reservation Amount”) of such number as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price in full. If at any time the number of shares of Common Stock authorized and reserved for issuance is below 100% of the number of shares sufficient for the Exercise of this Warrant (a “Share Authorization Failure”)(based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares such that the number of shares authorized and reserved for the Exercise of this Warrant shall exceed the Minimum Warrant Share Reservation Amount. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to liens, claims, preemptive rights, rights of first refusal or similar rights of any person or entity.

8.             Restrictions on Transfer.

(a)  Registration or Exemption Required.  This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D of the Act. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

(b)  Assignment.  If Holder can provide the Company with reasonably satisfactory evidence that the conditions above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Schedule 2, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) Business Days of receipt of such notice, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Shares.

9.            Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws (or similar documents) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.           Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

11.           Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Ohio.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Ohio for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12.           Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

13.           Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

14.           Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

15.           Capacity.   Each signatory below confirms and acknowledges that they have received valid authorization and that each respective party has authorized such signatory to sign this Warrant on such party’s behalf.

16.           Effect of Facsimile and Photocopied Signatures. This Warrant may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Warrant or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Warrant signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Warrant shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 27th day of June, 2012.

The Guitammer Company

By:	/s/ Mark A. Luden
Mark A. Luden, President

Schedule 1

NOTICE OF EXERCISE

TO:  THE GUITAMMER COMPANY

The undersigned hereby irrevocably Exercises the right to purchase _____________________________________________ of the shares of Common Stock (the “Common Stock”) of THE GUITAMMER COMPANY (the “Company”), evidenced by the attached warrant (the “Warrant”), and herewith makes payment of the Exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1.
The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with the applicable provisions of the Warrant.

2.
The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated: ___________________

Signature

Print Name

Address

NOTICE:  The signature to the foregoing Notice of Exercise must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

D - Sch 1

Schedule 2

ASSIGNMENT

(To be executed by the registered holder
desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase  shares of the common stock of THE GUITAMMER COMPANY (the “Company”) evidenced by the attached Warrant and does hereby irrevocably constitute and appoint  attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

_____________________________________	_____________________________________
Dated:	Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code mnnber)

NOTICE:  The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

D - Sch 1